Exhibit 10.2

Execution Version

AMENDED AND RESTATED ADMINISTRATIVE AGREEMENT

by and among

PLAINS GP HOLDINGS, L.P.

PAA GP HOLDINGS LLC

PLAINS ALL AMERICAN PIPELINE, L.P.

PAA GP LLC

PLAINS AAP, L.P.

and

PLAINS ALL AMERICAN GP LLC

TABLE OF CONTENTS

	ARTICLE 1
	DEFINITIONS

1.1	Definitions	1
1.2	Construction	1

	ARTICLE 2
	SERVICES

2.1	GP LLC Services; Term	2
2.2	Dispute Regarding Services	2
2.3	Representations Regarding Use of Services	2
2.4	Warranties; Indemnification and Limitation of Liability	2
2.5	Force Majeure	3
2.6	Affiliates	3

	ARTICLE 3
	BUSINESS OPPORTUNITIES

3.1	Business Opportunities	3

	ARTICLE 4
	OTHER AGREEMENTS

4.1	Joint Litigation	3
4.2	Grant of License	3

	ARTICLE 5
	MISCELLANEOUS

5.1	Choice of Law; Submission to Jurisdiction	4
5.2	Notices	4
5.3	Entire Agreement; Supersedure	4
5.4	Effect of Waiver of Consent	4
5.5	Amendment or Modification	5
5.6	Assignment	5
5.7	Counterparts	5
5.8	Severability	5
5.9	Further Assurances	5
5.10	Withholding or Granting of Consent	5
5.11	U.S. Currency	5
5.12	Laws and Regulations	5
5.13	Negation of Rights of Third Parties	5
5.14	Termination	6
5.15	Successors	6
5.16	No Recourse Against Officers or Directors	6
5.17	Legal Compliance	6

Exhibit A — Defined Terms

i

AMENDED AND RESTATED ADMINISTRATIVE AGREEMENT

This AMENDED AND RESTATED ADMINISTRATIVE AGREEMENT (this “Agreement”) is entered into this 15th day of November, 2016 (the “Effective Date”), by and among Plains GP Holdings, L.P., a Delaware limited partnership (“PAGP”), PAA GP Holdings LLC, a Delaware limited liability company (“PAGP GP”), Plains All American Pipeline, L.P., a Delaware limited partnership (“PAA”), PAA GP LLC, a Delaware limited liability company (“PAA GP”), Plains AAP, L.P., a Delaware limited partnership (“AAP,” together with PAGP, PAGP GP and their direct and indirect subsidiaries (other than members of the GP LLC Group), the “PAGP Entities”) and Plains All American GP LLC, a Delaware limited liability company (“GP LLC,” together with PAA GP, PAA and their direct and indirect subsidiaries (other than AAP), the “GP LLC Group”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms not otherwise defined below have the meanings ascribed to such terms as set forth on Exhibit A to this Agreement.

R E C I T A L S

The Parties entered into that certain Administrative Agreement, dated as of October 21, 2013 (the “Original Agreement”). The Parties hereby desire to enter into this Agreement, which amends and restates the Original Agreement and evidences the terms and conditions pursuant to which (i) GP LLC will provide certain services to the PAGP Entities and (ii) certain business opportunities will be allocated among the Parties.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree to amend and restate the Original Agreement to provide, in its entirety, as follows:

ARTICLE 1
DEFINITIONS

1.1                               Definitions.  The definitions listed on Exhibit A shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

1.2                               Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE 2
SERVICES

2.1                               GP LLC Services; Term.  Beginning on the Effective Date and continuing until such time as this Agreement has been terminated pursuant to Section 5.14, subject to the terms of this Article 2, GP LLC hereby agrees to provide, or to cause the GP LLC Group to provide, the PAGP Entities with such general and administrative services as may be necessary to manage and operate the business, properties and assets of the PAGP Entities; it being understood and agreed by the Parties that in connection with the provision of such services, GP LLC shall employ or otherwise retain the services of such personnel as may be necessary to cause the business, properties and assets of the PAGP Entities to be so managed and operated (individually, a “GP LLC Service” and, collectively, the “GP LLC Services”).

2.2                               Dispute Regarding Services.  Should there be a dispute over the nature or quality of the GP LLC Services, GP LLC and AAP, on behalf of the applicable PAGP Entity or Entities, shall first attempt to resolve such dispute, acting diligently and in good faith, using the past practices of such Parties as guidelines for such resolution. If GP LLC and AAP, on behalf of the applicable PAGP Entity or Entities, are unable to resolve any such dispute within thirty days, or such additional time as may be reasonable under the circumstances, unless the Parties agree to an alternative dispute resolution process, the dispute shall be referred to the applicable Conflicts Committees of PAA and PAGP for resolution. The Parties agree that the applicable Conflicts Committee shall have the authority to settle any such dispute, in its sole discretion, recognizing that it is the intent of all Parties that the dispute be resolved on a fair and reasonable basis.

2.3                               Representations Regarding Use of Services.  The PAGP Entities represent and agree that they will use the GP LLC Services only in accordance with all applicable federal, state and local laws and regulations, and in accordance with the reasonable conditions, rules, regulations, and specifications that may be set forth in any manuals, materials, documents, or instructions furnished from time to time by GP LLC to such PAGP Entities. GP LLC reserves the right to take all actions, including, without limitation, termination of any portion of the GP LLC Services for any PAGP Entity that it reasonably believes is required to be terminated in order to assure compliance with applicable laws and regulations.

2.4                               Warranties; Indemnification and Limitation of Liability.  GP LLC MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE GP LLC SERVICES. The PAGP Entities shall indemnify, defend and hold harmless the GP LLC Group and their respective directors, officers, partners, affiliates, agents or employees (the “Indemnified Persons”) from and against, and the PAGP Entities agree that no Indemnified Person shall have any liability to the PAGP Entities or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Losses”) related to or arising out of otherwise related to the GP LLC Services, except that the foregoing indemnity shall not apply to any Losses that are finally determined by a court or arbitral tribunal to have resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnified Person. IN NO EVENT SHALL THE GP LLC GROUP OR THE INDEMNIFIED PERSONS BE LIABLE TO THE PAGP ENTITIES OR TO ANY OTHER PERSON FOR ANY EXEMPLARY,

PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES RESULTING FROM THE PERFORMANCE OF THE GP LLC SERVICES.

2.5                               Force Majeure.  GP LLC shall have no obligation to perform the GP LLC Services if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment, or any other cause or circumstance, whether similar or dissimilar to the foregoing causes or circumstances, beyond the reasonable control of GP LLC.

2.6                               Affiliates.  At its election, GP LLC may cause one or more of its Affiliates or third party contractors, reasonably acceptable to the Party receiving any GP LLC Services, to provide such GP LLC Services; provided, however, GP LLC shall remain responsible for the provision of such GP LLC Service in accordance with this Agreement.

ARTICLE 3
BUSINESS OPPORTUNITIES

3.1                               Business Opportunities.  If any of the PAGP Entities or any member of the GP LLC Group is offered a business opportunity by a third party, or discovers a business opportunity, the PAGP Entity or member of the GP LLC Group that is offered or discovers such business opportunity shall promptly advise GP LLC and present such business opportunity to PAA. PAA will have the right to pursue such business opportunity. PAGP will have the right to pursue and/or participate in such business opportunity if invited to do so by PAA, or if PAA abandons the business opportunity and GP LLC so notifies PAGP GP.

ARTICLE 4
OTHER AGREEMENTS

4.1                               Joint Litigation.  In any litigation or proceeding involving one or more members of the PAGP Entities and one or more members of the GP LLC Group, GP LLC shall have primary responsibility for assuming the defense of the related claim(s) and may employ counsel to represent jointly the PAGP Entity or PAGP Entities and the member or members of the GP LLC Group, unless PAGP GP has reasonably concluded, based on the advice of counsel, that (a) there may be a legal defense available to any PAGP Entity that is different from or in addition to those available to the GP LLC Group or (b) joint representation of the PAGP Entity or PAGP Entities and the member or members of the GP LLC Group by the same counsel would present a conflict due to actual or potential differing interests between them. In the event that GP LLC assumes the defense of any claim(s) pursuant to this Section 4.1, GP LLC may not settle or compromise any such claim(s) on behalf of any PAGP Entity without the prior written consent of the applicable PAGP Entity. If GP LLC assumes the defense of any claim(s) pursuant to this Section 4.1, GP LLC shall allocate the cost of such defense between the PAGP Entities and the GP LLC Group on a fair and reasonable basis.

4.2                               Grant of License.  Upon the terms and conditions set forth in this Section 4.2, PAA hereby grants and conveys to each of the entities currently or hereafter comprising a part of the PAGP Entities, a nontransferable, nonexclusive, royalty free right and license (the “License”) to use the names “PAA” and “Plains” (the “Names”) and any associated or related marks (the

“Marks”). PAGP agrees that ownership of the Names and the Marks and the goodwill relating thereto shall remain vested in PAA both during the term of the License and thereafter, and PAGP further agrees, and agrees to cause the other PAGP Entities, never to challenge, contest or question the validity of PAA’s ownership of the Names and the Marks or any registration thereto by PAA. In connection with the use of the Names and the Marks, PAGP and any other PAGP Entity shall not in any manner represent that they have any ownership in the Names and the Marks or registration thereof except as set forth herein, and PAGP, on behalf of itself and the other PAGP Entities, acknowledges that the use of the Names and the Marks shall not create any right, title or interest in or to the Names and the Marks, and all use of the Names and the Marks by PAGP or any other PAGP Entity, shall inure to the benefit of PAA. PAGP agrees, and agrees to cause the other PAGP Entities, to use the Names and the Marks in accordance with such quality standards established by PAA and communicated to PAGP from time to time, it being understood that the products and services offered by the PAGP Entities immediately before the date of this Agreement are of a quality that is acceptable to PAA and justify the License. The License shall terminate upon a termination of this Agreement pursuant to Section 5.14.

ARTICLE 5
MISCELLANEOUS

5.1                               Choice of Law; Submission to Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of Texas. Each Party hereby submits to the exclusive jurisdiction of the state and federal courts in the State of Texas and to exclusive venue in Houston, Harris County, Texas.

5.2                               Notices.  All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given (a) by depositing same in the United States mail, addressed to the Party to be notified, postpaid, and registered or certified with return receipt requested, (b) by delivering such notice in person or (c) by facsimile to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may stipulate to the other Parties by notice given in the manner provided in this Section 5.2.

5.3                               Entire Agreement; Supersedure.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements among the Parties, whether oral or written, relating to the matters contained herein.

5.4                               Effect of Waiver of Consent.  No Party’s express or implied waiver of, or consent to, any breach or default by any Party in the performance by such Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Party of the same or any other obligations of such Party hereunder. Failure on the part of a Party to complain of any act of any Party or to declare any

Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

5.5                               Amendment or Modification.  This Agreement may be amended or modified from time to time only by the agreement of all the Parties affected by any such amendment; provided, however, that PAGP and PAA may not, without the prior approval of its Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of PAGP GP or PAA GP, as applicable, will materially and adversely affect the holders of equity interests of PAGP or PAA, as applicable.

5.6                               Assignment.  No Party shall have the right to assign or delegate its rights or obligations under this Agreement without the consent of the other Parties.

5.7                               Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

5.8                               Severability.  If any provision of this Agreement or the application thereof to any Party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

5.9                               Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

5.10                        Withholding or Granting of Consent.  Unless the consent or approval of a Party is expressly required not to be unreasonably withheld (or words to similar effect), each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

5.11                        U.S. Currency.  All sums and amounts payable or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

5.12                        Laws and Regulations.  Notwithstanding any provision of this Agreement to the contrary, no Party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

5.13                        Negation of Rights of Third Parties.  The provisions of this Agreement are enforceable solely by the Parties, and no limited partner of PAGP or PAA or other Person shall have the right to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

5.14                        Termination.  Upon the termination of the Omnibus Agreement, by and among the Parties, dated as of the date hereof in accordance with its terms, Article 2 hereof may be terminated by either PAA or PAGP upon written notice to the other Parties. Except as provided in the immediately preceding sentence, this Agreement shall remain in full force and effect until terminated by mutual agreement of all Parties hereto.

5.15                        Successors.  This Agreement shall bind and inure to the benefit of the Parties and to their respective successors and assigns.

5.16                        No Recourse Against Officers or Directors.  For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer or director of PAGP, PAGP GP, PAA, AAP, PAA GP or GP LLC.

5.17                        Legal Compliance.  The Parties acknowledge and agree that this Agreement, and all services provided under this Agreement, are intended to comply with any and all laws and legal obligations and that this Agreement should be construed and interpreted with this purpose in mind. In this regard, the Parties specifically agree as follows:

(a)                                 The Parties will comply with all equal employment opportunity requirements and other applicable employment laws. Where a joint or combined action is required by the law in order to comply with an employment obligation, the Parties will cooperate fully and in good faith to comply with the applicable obligation; and

(b)                                 The Parties agree that they will adhere to the Fair Labor Standards Act of 1938, as amended, any comparable state law and any law regulating the payment of wages or compensation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written, to be effective as of the Effective Date.

PLAINS GP HOLDINGS, L.P.

By:	PAA GP HOLDINGS LLC
Individually and as General Partner of Plains GP Holdings, L.P.

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President, General Counsel and Secretary

Address for Notice:
333 Clay Street, Suite 1600
Houston, Texas 77002
Facsimile No.: (713) 646-4313

PLAINS ALL AMERICAN PIPELINE, L.P.

PAA GP LLC

PLAINS AAP, L.P.

By:	PLAINS ALL AMERICAN GP LLC, Individually and as General Partner of Plains AAP, L.P., the Sole Member of PAA GP LLC, the General Partner of Plains All American Pipeline, L.P.

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President, General Counsel and Secretary

Address for Notice:
333 Clay Street, Suite 1600
Houston, Texas 77002
Facsimile No.: (713) 646-4313

[Signature Page to Amended and Restated

Administrative Agreement]

Exhibit A

DEFINED TERMS

“AAP” shall have the meaning set forth in the Preamble.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Amended and Restated Administrative Agreement, as it may be amended, modified, or supplemented from time to time.

“Conflicts Committee” has the definition of such committee in the partnership agreements of PAA and PAGP, as applicable.

“Effective Date” shall have the meaning set forth in the Preamble.

“GP LLC” shall have the meaning set forth in the Preamble.

“GP LLC Group” shall have the meaning set forth in the Preamble.

“GP LLC Services” shall have the meaning set forth in Section 2.1.

“Indemnified Persons” shall have the meaning set forth in Section 2.4.

“License” shall have the meaning set forth in Section 4.2.

“Losses” shall have the meaning set forth in Section 2.4.

“Marks” shall have the meaning set forth in Section 4.2.

“Names” shall have the meaning set forth in Section 4.2.

“PAA” shall have the meaning set forth in the Preamble.

“PAA GP” shall have the meaning set forth in the Preamble.

“PAGP” shall have the meaning set forth in the Preamble.

“PAGP Entities” shall have the meaning set forth in the Preamble.

“PAGP GP” shall have the meaning set forth in the Preamble.

“Party” shall mean any one of the Persons that executes this Agreement.

A-1

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

A-2